UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2015

ABERCROMBIE & FITCH CO.
(Exact name of registrant as specified in its charter)

Delaware	1-12107	31-1469076
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6301 Fitch Path, New Albany, Ohio 43054
(Address of principal executive offices) (Zip Code)

(614) 283-6500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

First Amendment to Asset-Based Revolving Credit Agreement
As of September 10, 2015, Abercrombie & Fitch Management Co. (“A&F Management”), a wholly-owned subsidiary of Abercrombie & Fitch Co. (the “Registrant”), in A&F Management’s capacity as the lead borrower, and the other borrowers and guarantors party thereto, entered into a First Amendment to Credit Agreement (the “ABL First Amendment”) with the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent for the lenders (in such capacity, the “ABL Agent”). The ABL First Amendment amends the Credit Agreement, dated as of August 7, 2014 (the “ABL Credit Agreement”), among A&F Management, the other borrowers and guarantors party thereto, the lenders party thereto, the ABL Agent and the other parties thereto, by:

•
removing from the definition of “change of control” the alleged “dead hand” proxy put provision whereby certain changes in the composition of the Registrant’s Board of Directors would have constituted a change of control and thereby an event of default under the ABL Credit Agreement; and

•
modifying the provision of the ABL Credit Agreement addressing when a contest of the validity or enforceability of any provision thereof would constitute an event of default under the ABL Credit Agreement to require that such contest be made by a Loan Party (as that term is defined in the ABL Credit Agreement) in order to constitute an event of default under the ABL Credit Agreement.

Pursuant to the ABL First Amendment, the ABL Agent and the requisite lenders under the ABL Credit Agreement waived any default or event of default arising as a result of the civil action filed by Eric Gilbert, a stockholder of the Registrant, against the Registrant, the Registrant’s directors and the ABL Agent in the Common Pleas Court of Franklin County, Ohio, Civil Division, on August 22, 2015, as Case Number 15-CV-007354 (the “Gilbert Action”). The plaintiff alleges, among other things, that the directors of the Registrant violated their fiduciary duties to the stockholders by agreeing to an alleged “dead hand” proxy put provision in the “change of control” definition in the ABL Credit Agreement.
The Registrant and its subsidiaries from time to time have had, and may continue to have, various commercial, lending or other relationships with the lenders that are parties to the ABL First Amendment and the lenders’ respective affiliates.
First Amendment to Term Loan Credit Agreement
As of September 10, 2015, A&F Management, the Registrant and the other guarantors party thereto, also entered into a First Amendment to Term Loan Credit Agreement (the “Term Loan First Amendment”) with the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent for the lenders (in such capacity, the “Term Loan Agent”). The Term Loan First Amendment amends the Term Loan Credit Agreement, dated as of August 7, 2014 (the “Term Loan Credit Agreement”), among A&F Management, the Registrant, the guarantors party thereto, the lenders party thereto, the Term Loan Agent and the other parties thereto, by:

•
modifying the definition of “change of control” so that the definition no longer treats changes in the composition of the Board of Directors of the Registrant differently in the context of actual or threatened proxy solicitations; and

•
modifying the provision of the Term Loan Credit Agreement addressing when a contest of the validity or enforceability of any provision thereof would constitute an event of default under the Term Loan Credit Agreement to require that such contest be made by a Loan Party (as that term is defined in the Term Loan Credit Agreement) in order to constitute an event of default under the Term Loan Credit Agreement.

Pursuant to the Term Loan First Amendment, the Term Loan Agent and the requisite lenders under the Term Loan Credit Agreement waived any default or event of default arising as a result of the Gilbert Action. The plaintiff alleges, among other things, that the directors of the Registrant violated their fiduciary duties to the stockholders by agreeing to an alleged “dead hand” proxy put provision in the “change of control” definition in the Term Loan Credit Agreement.
The Registrant and its subsidiaries from time to time have had, and may continue to have, various commercial, lending or other relationships with the lenders that are parties to the Term Loan First Amendment and the lender’s respective affiliates.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERCROMBIE & FITCH CO.

Dated: September 10, 2015	By:	/s/ Robert E. Bostrom
Robert E. Bostrom
Senior Vice President, General Counsel
and Corporate Secretary

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